Exhibit No. 16.1

                           GRAY & NORTHCUTT LETTERHEAD
                         2601 NW Expressway, Suite 800E
                            Oklahoma City, OK 73112
                                 (405) 842-4420



                                September 1, 2000



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.    20549


Dear Sir/Madam:

        We have read Item 4 included in the Form 8-K dated September 1, 2000, of Atomic Burrito, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Gray & Northcutt, Inc.
Oklahoma City, Oklahoma



cc:   Mr. Don W. Grimmett, CEO, Atomic Burrito, Inc.